U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2009

XYNERGY HOLDINGS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-24798	93-1123005
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		identification No.)

4770 Biscayne Blvd, Suite 1480, Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305)788-3658

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On January 15, 2009, pursuant to the a written resolution of a majority of the outstanding shareholders of the Company, Marc Walther was removed as Chief Executive Officer and President of the Company and all other capacities for cause and Ronnie Halperin was elected to serve as the Company’s sole director, president and secretary.

Mr. Ronny Halperin’s biography is as follows:

On January 14, 2009, Ronny J. Halperin, age 60, was appointed as a director and interim CEO of the company. Mr. Halperin has been licensed to practice law in Florida since 1990 and has served as the company’s registered agent. Mr. Halperin specializes in general corporate law, finance, mergers and acquisitions and real estate.  Mr. Halperin is the president of Ronny J. Halperin, PA.  Prior to that he was a partner at Kluger, Peretz, Kaplan & Berlin, P.L.  He graduated with a degree in finance from the University of Miami and received his Juris Doctor from the University of Miami School of Law, where he graduated cum laude and was an editor of the University of Miami Law Review.

Item 8.01 Other Events

On January 15, 2009, after notifying Walther of his removal for cause, the company, filed with the Secretary of State of Nevada showing the removal of Walther and his replacement, Ronny Halperin.

On January 16, 2009 the company discovered that Walther, purporting to act as a director, created Series B Convertible Preferred Stock, 250,000 to one voting rights and without shareholders approval, issued it to himself and Rhonda Windsor, his personal friend 45,000,000 shares each as reflected in filings filed with the State of Nevada, one day after he was removed. The filing also changed the address of the corporation.  The company has not moved

On January 26, 2009 the Company filed a lawsuit in the Circuit Court of the 11th Judicial Circuit, in Miami-Dade County against the former CEO and director Marc Walther.  In part, the court has been requested to uphold the rights of the majority shareholders to vote Walther out of office and to require Walther to return all corporate documents and records that Walther improperly and illegally removed from the corporate office.  Further the court is being asked for speedy determination as the removal of these documents which are necessary for the corporation to conduct its business.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYNERGY HOLDINGS, INC.

Dated: Feburary 2, 2009	By:	/s/ Ronnie Halperin
Name: Ronnie Halperin,
Title: Chief Executive Officer President & Director